UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): March 9, 2006 (March 6, 2006)


                           SYNAGRO TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number 0-21054


          DELAWARE                                       88-0219860
-------------------------------------------------------------------------------
(State or other jurisdiction of                        (IRS Employer
Incorporation or organization)                        Identification No.)


                  1800 BERING, SUITE 1000, HOUSTON, TEXAS     77057
               (Address of principal executive offices)     (Zip Code)

        Registrants telephone number, including area code: (713) 369-1700



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ITEM 1.01.     Entry Into a Material Definitive Agreement.

On March 6, 2006, Synagro Technologies, Inc. (the "Company") issued a press release announcing that has entered into an agreement with its lenders to amend the financial ratio requirements included in the Company's $305 million Senior Secured Credit Agreement. Among other things, Amendment No. 1 dated as of February 28, 2006 to Credit Agreement dated April 29, 2005 by and among the Company, Bank Of America, N.A., Lehman Commercial Paper Inc., and CIBC World Markets Corp. (the "Amendment"), increases the maximum amount of debt permitted under the Company's leverage ratio from 4.5 times earnings before interest, taxes, depreciation, and amortization (EBITDA), as defined, to 4.9 times EBITDA at the end of fiscal 2006. The Amendment also decreases the minimum amount of cash interest coverage from 3.5 times EBITDA to 2.75 times EBITDA at the end of fiscal 2006. These financial ratio requirements for fiscal 2007 and 2008 were also modified. A copy of the press release is attached as Exhibit 99.1 and a copy of the Amendment is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.

ITEM 9.01.     Exhibits

(c)      Exhibits

10.1 Amendment No. 1 to Credit Agreement dated as of February 28, 2006, among Synagro Technologies, Inc., the Lenders signatory thereto and Bank of America, N.A.


99.1     Press release dated March 6, 2006, issued by Synagro Technologies, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED:  March 9, 2006

                          SYNAGRO TECHNOLOGIES, INC.

                          By:                 /s/ J. PAUL WITHROW
                               ------------------------------------------------
                                       (Senior Executive Vice President &
                                            Chief Financial Officer)

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                                  EXHIBIT INDEX


10.1 Amendment No. 1 to Credit Agreement dated as of February 28, 2006, among Synagro Technologies, Inc., the Lenders signatory thereto and Bank of America, N.A.


99.1     Press release dated March 6, 2006, issued by Synagro Technologies, Inc.